UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): September 4, 2024

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Transition and Severance Agreement with Scott R. Milford

On September 4, 2024, the Board of Directors (the “Board”) of XWELL, Inc. (the “Company”) approved a Transition and Severance Agreement (the “Milford Transition Agreement”), by and between the Company and Scott R. Milford, and effective as of the same date (the “Effective Date”). As of the Effective Date, Scott R. Milford’s employment as the Company’s President and Chief Executive Officer ceased; provided, however, that Mr. Milford shall continue to be employed by the Company as a consultant pursuant to the terms and conditions of the Milford Transition Agreement. In connection with the Milford Transition Agreement and Mr. Milford’s resignation as the Company’s President and Chief Executive Officer, Mr. Milford has also resigned from the Board, as well as the Board of Directors of XpresTest, Inc., Treat, Inc. and GCG Connect LLC, effective as of September 21, 2024. The Milford Transition Agreement shall terminate effective December 31, 2024, or earlier if terminated by the Company and pursuant to the terms and conditions therein (such period, the “Transition Period”). Additionally, pursuant to the terms of the Milford Transition Agreement, that certain Executive Employment Agreement, effective as of January 19, 2022, by and between Mr. Milford and the Company, terminated on September 4, 2024.

Pursuant to the terms of the Milford Transition Agreement, during the Transition Period, Mr. Milford shall report to the President and Chief Executive Officer of the Company and will perform certain transition services at a rate of $31,250 per month, less applicable taxes and withholdings. Additionally, the Company has agreed to (i) pay to Mr. Milford $425,000 in severance payments, less applicable taxes and withholdings and (ii) reimburse the portion of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, premiums paid by Mr. Milford for the continuation of health coverage under the Company’s group benefit plans, for up to 12 months and subject to certain exceptions.

The Milford Transition Agreement also provides for certain customary covenants regarding confidentiality and a release of claims. Mr. Milford’s resignation as the President and Chief Executive Officer of the Company was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Executive Employment Agreement with Ezra T. Ernst

In connection with Mr. Milford’s resignation, on September 4, 2024, the Board approved an Executive Employment Agreement (the “Ernst Employment Agreement”), by and between the Company and Ezra T. Ernst, effective as of the Effective Date. As of the Effective Date, Mr. Ernst shall serve as the Company’s President and Chief Executive Officer. Effective as of September 21, 2024, Mr. Ernst shall also serve as a director of the Board, as well as a director of the Board of Directors of Treat, Inc. and GCG Connect LLC. The Ernst Employment Agreement supersedes and replaces any previous employment agreements between the Company and Mr. Ernst, including but not limited to, that certain Executive Employment Agreement, dated January 9, 2022, by and between Mr. Ernst and XpresSpa Group, Inc.

Pursuant to the terms of the Ernst Employment Agreement, Mr. Ernst shall be employed for a period of three years beginning on the Effective Date (the “Initial Employment Period”), which such period shall be automatically renewed for additional consecutive terms of one year each (each, a “Renewal Period” and together with the Initial Employment Period, the “Employment Period”), unless either Mr. Ernst or the Company provide a written notice of non-renewal at least 30 days prior to the end of the Initial Employment Period or the then-current Renewal Period, as applicable. The Company shall pay Mr. Ernst an annual base salary of $425,000 (the “Base Salary”), less applicable taxes and deductions. Additionally, Mr. Ernst will be eligible to earn an annual bonus of up to 100% of the Base Salary, based upon the achievement of performance goals and metrics established by the Board at its sole discretion, which such bonus payment, if any, shall be split 50/50 between cash and a grant of restricted stock units with respect to the Company’s common stock, par value $0.01 per share (the “Common Stock”). Additionally, following the Effective Date, Mr. Ernst shall be granted (A) stock options to purchase up to 30,000 shares of Common Stock at an exercise price of $1.86 per share, with (i) 25% of the shares to vest on the grant date; (ii) 18.75% of shares to vest on December 31, 2024; (iii) 18.75% of the shares to vest on March 31, 2025; (iv) 18.75% of shares to vest on June 30, 2025; and (v) the remaining shares to vest on September 30, 2025, in each case rounded down for any fractional shares and (B) 30,000 restricted shares of Common Stock, which such shares shall vest in approximately equal installments on the first three anniversaries of the Effective Date, subject to Mr. Ernst’s continued employment with the Company.

Pursuant to the terms of the Ernst Employment Agreement, the Company may terminate the Ernst Employment Agreement and Mr. Ernst’s employment thereunder for Cause or Good Reason (as such terms are defined in the Ernst Employment Agreement) at any time during the Employment Period and pursuant to the terms and conditions of the Ernst Employment Agreement, or without Cause or Good Reason at any time during the Employment Period and pursuant to the terms and conditions of the Ernst Employment Agreement.

Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Ernst served as the Executive Vice President of the Company and Chief Executive Officer of the Company’s subsidiary XpresTest, Inc. since the Company’s January 2022 acquisition of GCG Connect LLC d/b/a HyperPointe. Mr. Ernst also has served as President and Chief Executive Officer of HyperPointe since March 2020. Prior to HyperPointe, Mr. Ernst previously served as Chief Executive Officer of Physicians Weekly, LLC, a provider of medical news and education for healthcare professionals, from August 2015 to March 2020, Chief Commercial Officer of Treato, a health-related data analytics company, from September 2013 to August 2015 and General Manager at WebMD Health Corp., an online publisher of health and medical news and information, from December 2008 to January 2013. Mr. Ernst received a Bachelor of Arts in English Literature from the University of Rhode Island.

There is no family relationship between Mr. Ernst and any director or executive officer of the Company. There are no transactions between Mr. Ernst and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The foregoing is only a summary of the material terms of the Ernst Employment Agreement, the Milford Transition Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Ernst Severance Agreement and the Milford Transition Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 5, 2024, the Company issued a press release announcing the change in the Company’s management, attached hereto as Exhibit 99.1. The Company undertakes no obligation to update, supplement or amend the materials attached hereto.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Forward-Looking Statements

The press release includes forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. The forward-looking statements in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the risks and uncertainties and other factors discussed from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements, registration statement and other documents filed by the Company from time to time with the SEC. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement by and between XWELL, Inc. and Ezra T. Ernst, effective as of September 4, 2024
10.2	Transition and Severance Agreement, by and between XWELL, Inc. and Scott R. Milford, effective as of September 4, 2024
99.1	Press Release, dated September 5, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, Inc.

Date: September 5, 2024	By:	/s/ Ezra T. Ernst
	Name:	Ezra T. Ernst
	Title:	President and Chief Executive Officer